Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. ANNOUNCES PROPOSED

PRIVATE OFFERING OF SENIOR SECURED NOTES

San Antonio, TX, August 7, 2019 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) announced today that it will offer, subject to market and customary conditions, $1,260 million aggregate principal amount of Senior Secured Notes due 2027 (the “Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will be guaranteed on a senior secured basis by certain of the Company’s wholly-owned domestic subsidiaries. The Notes and the related guarantees will be secured, subject to permitted liens and certain other exceptions, on a first-priority basis by security interests in all of the Company’s and the guarantors’ assets securing the Company’s new senior secured credit facilities referred to below (other than accounts receivable and related assets), and on a second-priority basis by accounts receivable and related assets securing the Company’s new receivables-based credit facility referred to below.

The offering of the Notes is part of a refinancing transaction whereby the company intends to enter into new senior secured credit facilities consisting of a term loan B facility and a revolving credit facility and enter into a new receivables-based credit facility. The Company expects to close these transactions concurrently with the closing of the Notes.

The Company intends to use the proceeds from the Notes, together with proceeds from the term loan B facility and cash on hand, to (i) redeem all of the outstanding 6.50% Series A and Series B Senior Notes due 2022 of the Company’s wholly-owned subsidiary, Clear Channel Worldwide Holdings, Inc. (“CCWH”), (ii) redeem all of the outstanding 8.75% Senior Notes due 2020 of the Company’s wholly-owned subsidiary, Clear Channel International B.V. (“CCIBV”), and (iii) pay fees and expenses related to the refinancing transactions. On August 5, 2019, CCWH and CCIBV delivered conditional notices of redemption, calling the respective series of notes for payment on September 4, 2019. The redemptions are conditioned on the closing of the debt refinancing transactions and the receipt of net proceeds from those transactions in an amount sufficient to pay the redemption prices, and as a result, the notices may be rescinded or amended if necessary.

The Notes and related guarantees will be offered only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities and foreign securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell nor the solicitation of an offer to buy the Notes or any other securities. The offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on current Clear Channel Outdoor Holdings, Inc.’s management expectations. These forward-looking statements include all statements other than those made solely with respect to historical facts and include, but are not limited to, statements regarding the offering, the anticipated terms and use of the proceeds of the Notes, the senior secured credit facilities and the receivables-based facility. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, whether or not the offering will be consummated and the terms, size, timing and use of proceeds of the offering and the senior secured credit facilities. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Clear Channel Outdoor Holdings, Inc.’s ability to control or predict. Clear Channel Outdoor Holdings, Inc. undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Media

Lucy Puddefoot

+44 (0) 20 7478 2284

Jason D. King

(212) 812-0064

Investors

Eileen McLaughlin

(646) 355-2399